UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 18, 2007

CONSPIRACY ENTERTAINMENT HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Utah	000-32427	87-0386790
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

612 Santa Monica Boulevard, Santa Monica, CA 90401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 260-6150

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 18, 2007, management of Conspiracy Entertainment Holdings, Inc. (the “Company”) concluded that its financial statements for the years ended December 31, 2006, which are included in its Form 10-KSB for the year ended December 31, 2006, did not properly account for certain finance costs and derivative liabilities associated with its convertible debentures in accordance with United States Generally Accepted Accounting Principles. In addition, the Company did not have sufficient available shares of common stock to satisfy its outstanding convertible notes and warrants as of September 30, 2006. As a result, the Company’s financial statements for the year ended December 31, 2006 and the quarterly periods during the year ended December 31, 2006 cannot be relied upon. Accordingly, on August 16, 2006 the Company filed an amendment to its Form 10-KSB for the year ended December 31, 2006 to restate its financial statements for the years ended December 31, 2006 in order to correct such errors.

On November 14, 2008, management of the Company concluded that its financial statements for the year ended December 31, 2007, which are included in its Form 10-KSB for the year ended December 31, 2007 did not properly account for certain derivative liabilities associated with its convertible debentures in accordance with United States Generally Accepted Accounting Principles. In addition, the Company concluded that it did not properly account for its agreement with Bravado International in accordance with APB 18. As a result, the Company’s financial statements for the year ended December 31, 2007 and the quarterly periods during the year ended December 31, 2007 cannot be relied upon. Accordingly, the Company intends to restate its financial statements for the year ended December 31, 2007 and the quarterly periods contained in the year ended December 31, 2007.

Management has apprised the Company’s Board of Directors and has discussed the matters in this Report with its independent registered public accounting firm, Chisholm, Bierwolf & Nilson, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSPIRACY ENTERTAINMENT HOLDINGS, INC.

Date: November 14, 2008	By:	/s/ Keith Tanaka
Name: Keith Tanaka Title: Chief Financial Officer